Exhibit 10.39

SENSATA TECHNOLOGIES HOLDING N.V.
(the "Company")
AMENDMENT TO AWARD AGREEMENT - OPTIONS
Amendment Date: January 23, 2012
Issue to:
Jeff Cote ("Participant")

The Award Agreements dated January 1, 2007, September 4, 2009, and April 1, 2011 are hereby amended as follows:

This amendment provides to each of the Award Agreements a vested options expiration post- termination of employment to the expiry of the full ten-year term of the option grant.

This amendment may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.

* * * *

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has executed this agreement effective as of the date first above written.

SENSATA TECHNOLOGIES HOLDING N.V.

	By:	/s/ Donna N. Kimmel

	Name:	Donna N. Kimmel

	Title:	Senior Vice President Human Resources

Accepted and Agreed:
/s/ Jeff Cote
Jeff Cote